Exhibit 10.1

CONSTELLATION BRANDS, INC.
LONG-TERM STOCK INCENTIVE PLAN

MEMORANDUM

TERMS AND CONDITIONS OF STOCK OPTIONS
CLASS 1 COMMON STOCK

Name of Participant:

Grant Date:

Number of Shares Granted:

Exercise Price:

Dates Options become exercisable:

Termination Date:

The Constellation Brands, Inc. Long-Term Stock Incentive Plan, as amended from time to time (the “Plan”), enables Constellation Brands, Inc. (the “Company”) to grant stock options to purchase Class 1 Common Stock, par value US$0.01 per share, of the Company (a “Share” or the “Shares”) to employees and non-employee directors of the Company (each, when granted a stock option, a “Participant”). The stock options represented by this Memorandum and the accompanying award letter (respectively, the “Options” and the Memorandum and accompanying award letter, together, the “Agreement”) are subject to all of the terms and conditions contained in the Agreement. By accepting delivery of the Agreement, the Participant agrees to be bound by the terms and conditions of the Agreement.

1.Term of Options. The Options hereby granted on the Grant Date (as set forth on the first page of this Agreement) to purchase up to the Number of Shares Granted (as set forth on the first page of this Agreement) will terminate and expire, to the extent not previously exercised, at 5:00 p.m. U.S. Eastern Time on the Termination Date (as set forth on the first page of this Agreement), or such earlier date upon which the Options, or portion thereof, terminate or expire pursuant to the terms of the Agreement or the Plan (the “Expiration Date”).

2.Exercise of Options.

(a)    The Options may be exercised, in whole or in part at any time prior to the Expiration Date, according to the percentages and exercise dates (as set forth on the first page of this Agreement) and subject to earlier exercisability as provided in Section 4.

(b)    The Participant can exercise Options by complying with the provisions of the Plan and by following instructions provided in materials distributed by the Company. The Exercise Price (as set forth on the first page of this Agreement), for the number of shares subject to the Option (the “Option Shares”) being purchased and any related withholding tax obligations may be paid by the Participant by (i) delivery of cash, money order or a certified or cashier’s check; (ii) tendering previously acquired Shares or shares of Class A Common Stock, par value US$.01 per share, of the Company (“Class A Shares”), as provided for in the Plan; (iii) delivery of a conversion notice or other conversion instructions acceptable to the Company irrevocably electing to convert a sufficient number of Shares received under the Option into Class A Shares (“Conversion Shares”) together with delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell the Conversion Shares received and to deliver to the Company the appropriate amount of proceeds; and/or (iv) any other payment method that is established by the Company (which payment method may be restricted or eliminated from time to time by the Company, in its sole discretion).

(c)    The Company will, without transfer or issue tax to the Participant, issue and cause to be delivered to the Participant the number of Option Shares purchased as soon as reasonably practicable after the Participant has appropriately exercised any Options. The Company is not required to issue Shares to the Participant until all obligations to withhold taxes and similar charges have been resolved to the satisfaction of the Company.

3.Clawback. Notwithstanding any provisions to the contrary, any “clawback” or “recoupment” policy required under applicable law or provided for under Company policy shall automatically apply to this Award.

4.Termination of Relationship. As long as the Participant continues to be a director of the Company, the Options may be exercised once they have vested and prior to their expiration. If the Participant ceases to be a director of the Company as a result of the Participant’s death or Disability, the Options shall all immediately vest. For this purpose, “Disability” means a disability as defined under Treasury regulation section 1.409A-3(i)(4)(i)(A) which generally means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as solely determined by the Board of Directors. In addition, subject to Section 5 below, Options which have vested prior to the termination of the Participant’s relationship with the Company (or which have vested as a result of the Participant’s death or Disability as set forth above) may be exercised by the Participant, his designated beneficiary or legal representative or permitted transferee within three (3) years after the last day on which the Participant was a member of the Board of Directors of the Company (the last day on which the Participant is a member of the Board of Directors of the Company is referred to as the “Termination Date”).

5.Limitations on Exercise Following Termination of Relationship.

(a)    The time period set forth in Section 4 above is subject to the restriction that Options may not be exercised after their Expiration Date.

(b)    The time period set forth in Section 4 above is also subject to the restriction that no Option may be exercised by any person if the Participant’s relationship with the Company has been terminated for Cause, as defined in the Plan.

(c)    Except as otherwise provided by the Committee administering the Plan, (i) the only Options that may be exercised after the Termination Date are those Options that were exercisable by the Participant on the Termination Date; and (ii) any Options which are not exercisable on the Termination Date will automatically terminate on the Termination Date.

(d)    Any Options which are exercisable on the Termination Date, but which are not exercised within the three (3) year period specified in Section 4 above (or sooner as specified in Section 5(a) above), will automatically terminate at the end of that period (or sooner as specified in Section 5(a) above).

6.Adjustments for Certain Events. The number and kind of unexercised Options and the Exercise Price of such Options are subject to adjustment in the event that certain transactions are taken by the Company which affect the Company’s capital stock.

7.Type of Options. The Options are nonqualified stock options granted pursuant to Section 5 of the Plan.

8.No Transfer of Options. Unless transferability is authorized by the Option grant or otherwise permitted by the Committee, Options are not transferable by the Participant other than (i) by will or the laws of descent and distribution, or (ii) pursuant to a domestic relations order. Because of laws affecting the transferability of the Option Shares, the Participant should understand the securities laws and other implications of any transfer of Options. Any attempt at assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon such Option, shall be null and void and without effect.

9.Address for Notices. All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters. Notices to the Participant shall be addressed to the Participant at the address as from time to time reflected in the Company’s records as the Participant’s address.

10.Transferability of Shares. Following exercise of the Option and issuance of Shares, in the event the Company permits Participant to arrange for sale of Shares through a broker or another designated agent of the Company, the Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company’s insider trading policy to engage in transactions with respect to securities of the Company. If the Committee determines that the ability of the Participant to sell or transfer Shares is restricted, then the Company may place a restrictive legend or stop transfer notation on any certificate that may be issued to represent such Shares or on its books with respect to such Shares. If a legend or stop transfer notation is placed on any certificate or the Company’s books with respect to the Participant’s Shares, the Participant may only sell such Shares in compliance with such legend or notation.

11.Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, the Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflict of laws.

13.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.

14.Severability. In the event that any provision in the Agreement, shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.

15.Modifications to the Agreement. The Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing the Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

16.Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

17.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Options (whether vested or unvested) unless and until such Options are exercised and the corresponding Shares are issued.

After such issuance, the Participant shall have the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, if any.

18.Responsibility for Taxes.

(a)    The Participant acknowledges that the ultimate liability for all taxes or other tax related items (“Tax-Related Items”) related to the Participant’s participation in the Plan and legally applicable to the Participant is and remains the Participant’s responsibility. The Participant further acknowledges that the Company and/or its Subsidiaries (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Options, including, but not limited to, the grant, vesting or exercise of the Options, the issuance of Shares upon exercise of the Options, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Participant’s liability for Tax-Related Items.

(b)    The Participant agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company to enable it to satisfy any withholding, payment and/or collection requirements associated with the satisfaction of the Tax-Related Items. The withholding obligation shall be satisfied in a manner acceptable to the Company in its sole discretion and may include the following methods: (1) by the Company withholding all applicable amounts from the Participant’s cash compensation due to the Participant, (2) by surrender to the Company by attestation to the ownership of Shares already owned that would satisfy the withholding amount, or by having the Company retain a portion of the Shares otherwise issuable upon exercise of the Options, or (3) by delivery of a conversion notice or conversion instructions acceptable to the Company irrevocably electing to convert a sufficient number of Shares received under the Option into Conversion Shares together with delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell the Conversion Shares received under the Option and to deliver to the Company the appropriate amount of proceeds to satisfy the withholding requirements. To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates (but not in excess of the maximum amount permitted for tax withholding under applicable law). Furthermore, the Participant agrees to pay the Company any amount the Company may be required to withhold, collect or pay as a result of the Participant’s participation in the Plan or that cannot be satisfied by deduction from the Participant’s cash compensation paid to the Participant by the Company or sale of the Shares acquired under the Plan. The Participant acknowledges that he or she may not participate in the Plan unless the tax withholding, payment and/or collection obligations of the Company are satisfied.

19.General Restrictions on Delivery of Shares. The Company shall not be required to transfer or deliver any Shares or dividends or distributions relating to such Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to insure compliance with any law or Rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests therein. The Award of Options evidenced by the Agreement is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed with respect thereto) upon the New York Stock Exchange (or any other securities exchange or trading market) or under any United States state or Federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Award of Options evidenced by the Agreement or the issuance, transfer or delivery of the Shares (or the payment of any dividends or other distributions related to the Shares), the Company shall not be required to transfer or deliver any Shares or dividends or distributions relating to such Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

20.Authorization to Release and Transfer Necessary Personal Information. The Participant hereby explicitly and unambiguously consents to the collection, use, processing, and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries may hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Options and/or Option Shares held and the details of all Options or any other entitlement to Shares awarded, exercised, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Participant’s participation in the Plan (the “Data”). The Participant understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting human resources. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Options under the Plan or with whom Shares acquired pursuant to the exercise of the Options or cash from the sale of such Shares may be deposited. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or its Subsidiaries or to any third parties is necessary for his or her participation in the Plan. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting human resources in writing. The Participant further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Options, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact human resources.

21.Acknowledgments. The Participant acknowledges and agrees to the following:

(a)    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(b)    The Company reserves the right to impose other requirements on participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or other applicable Rule or facilitate the administration of the Plan, and to require the Participants to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.No Listing of Option Shares; Conversion. The Company has not listed the Option Shares for trading on the New York Stock Exchange and does not intend to effect such a listing. Pursuant to the Certificate of Incorporation of the Company, Option Shares may be converted into Class A Shares, but only if the Class A Shares received upon the conversion are sold or transferred immediately following the conversion in a market transaction or qualifying private transaction as such terms are defined in the Company’s Certificate of Incorporation. The Class A Shares into which Option Shares may be converted have been or will, prior to issuance, be listed for trading on the New York Stock Exchange.

23.Incorporation of Plan. The Options are subject to the terms and conditions of the Plan, which are incorporated herein by reference. The Company, upon request, will provide a copy of the Plan to the Participant. To the extent that the terms and conditions of the Documents are inconsistent with the Plan, the provisions of the Plan shall control. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning given to such terms under the Plan.

24.Applicable Times and Dates. All references to times and dates in the Plan and in documents relating to the Plan refer, respectively, to Eastern Standard Time (or Eastern Daylight Savings Time, as appropriate) in the United States of America and to dates in New York State based on such Eastern Standard Time (or Eastern Daylight Savings Time, as appropriate).

25.Electronic Delivery and Execution. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Participant understands that, unless revoked by the Participant by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Participant also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

26.Code Section 409A. The Options are intended to be exempt from Section 409A and, accordingly, the terms of the Agreement shall be construed to preserve such exemption. To the extent that the Options granted under the Agreement are subject to the requirements of Section 409A, the Agreement shall be interpreted and administered in accordance with the intent that the Participant not be subject to tax under Section 409A. Neither the Company nor any of its Subsidiaries shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Section 409A, unless otherwise specified.

BY MY ELECTRONIC ELECTION TO ACCEPT THE GRANT OF OPTIONS (WHICH SERVES AS MY ELECTRONIC SIGNATURE OF THE AGREEMENT), I AGREE THAT MY PARTICIPATION IN THE PLAN IS GOVERNED BY THE PROVISIONS OF THE PLAN AND THE AGREEMENT.